EXHIBIT 99.2
HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2013	October 31, 2012	January 31, 2012

Net revenue	$28,359	$29,959	$30,036

Costs and expenses:
Cost of sales	22,029	22,711	23,313
Research and development	794	909	786
Selling, general and administrative	3,300	3,227	3,367
Amortization of purchased intangible assets	350	372	466
Impairment of goodwill and purchased intangible assets	-	8,847	-
Restructuring charges	130	378	40
Acquisition-related charges	4	3	22
Total costs and expenses	26,607	36,447	27,994

Earnings (loss) from operations	1,752	(6,488)	2,042

Interest and other, net	(179)	(188)	(221)

Earnings (loss) before taxes	1,573	(6,676)	1,821

Provision for taxes	(341)	(178)	(353)

Net earnings (loss)	$1,232	$(6,854)	$1,468

Net earnings (loss) per share:
Basic	$0.63	$(3.49)	$0.74
Diluted	$0.63	$(3.49)	$0.73

Cash dividends declared per share	$0.26	$-	$0.24

Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,953	1,964	1,981
Diluted	1,956	1,964	1,998

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31, 2013	October 31, 2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,589	$11,301
Accounts receivable	14,236	16,407
Financing receivables	3,316	3,252
Inventory	6,374	6,317
Other current assets	13,037	13,360

Total current assets	49,552	50,637

Property, plant and equipment	11,686	11,954

Long-term financing receivables and other assets	10,249	10,593

Goodwill and purchased intangible assets	35,214	35,584

Total assets	$106,701	$108,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,475	$6,647
Accounts payable	11,660	13,350
Employee compensation and benefits	3,520	4,058
Taxes on earnings	851	846
Deferred revenue	7,603	7,494
Other accrued liabilities	14,277	14,271

Total current liabilities	44,386	46,666

Long-term debt	21,752	21,789

Other liabilities	17,273	17,480

Stockholders' equity:
HP stockholders' equity	22,895	22,436
Non-controlling interests	395	397

Total stockholders' equity	23,290	22,833

Total liabilities and stockholders' equity	$106,701	$108,768

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31, 2013	October 31, 2012	January 31, 2012

Net revenue:(a)

Personal Systems	$8,204	$8,727	$8,892
Printing	5,926	6,080	6,258
Total Printing and Personal Systems Group(b)	14,130	14,807	15,150
Enterprise Group	6,984	7,459	7,282
Enterprise Services	5,919	6,352	6,371
Software	926	1,171	946
HP Financial Services	957	966	950
Corporate Investments	4	10	30
Total segments	28,920	30,765	30,729
Elimination of intersegment net revenue and other	(561)	(806)	(693)

Total HP consolidated net revenue	$28,359	$29,959	$30,036

Earnings before taxes:(a)

Personal Systems	$223	$309	$459
Printing	953	1,067	761
Total Printing and Personal Systems Group(b)	1,176	1,376	1,220
Enterprise Group	1,084	1,229	1,329
Enterprise Services	76	423	145
Software	157	318	162
HP Financial Services	101	104	91
Corporate Investments	(65)	(78)	(50)
Total segment earnings from operations	2,529	3,372	2,897

Corporate and unallocated costs and eliminations	(109)	(120)	(153)
Unallocated costs related to stock-based compensation expense	(184)	(140)	(174)
Amortization of purchased intangible assets	(350)	(372)	(466)
Impairment of goodwill and purchased intangible assets	-	(8,847)	-
Restructuring charges	(130)	(378)	(40)
Acquisition-related charges	(4)	(3)	(22)
Interest and other, net	(179)	(188)	(221)

Total HP consolidated earnings (loss) before taxes	$1,573	$(6,676)	$1,821

(a)
HP has implemented certain organizational realignments.  As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit.  In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.